Exhibit 10.1

[Form of Amendment for Grandfathered SVP Severance Agreement]

AMENDMENT TO SEVERANCE AGREEMENT

THIS AMENDMENT TO SEVERANCE AGREEMENT (“Amendment”), dated effective as of June 8, 2005 (the “Effective Date”), is made by and between Forest Oil Corporation, a New York corporation (the “Company”), and                               (“Executive”).

WHEREAS, the Company and Executive have heretofore entered into that certain Severance Agreement dated                      ,             (the “Severance Agreement”);

WHEREAS, the Company has elected, subject to the amendments stated below, to extend the term of the Severance Agreement for an additional 30-month period past June 14, 2005, so that the Company will again have the opportunity to review and determine whether to extend the Severance Agreement during the 30-day period starting on December 14, 2007; and

WHEREAS, the Company and Executive desire to amend the Severance Agreement in certain respects;

NOW, THEREFORE, in consideration of the premises set forth above and the mutual agreements set forth herein, the Company and Executive hereby agree, effective as of the Effective Date, that the Severance Agreement shall be amended as hereafter provided:

1.                                       The “Witnesseth” section of the Severance Agreement shall be amended by adding the following new “whereas” provisions at the end of the existing “whereas” provisions:

“WHEREAS, Executive will receive and/or has received proprietary and confidential trade secret information of the Company; and

WHEREAS, Executive will serve and/or has served as an executive, management personnel, or officer of the Company;”

2.                                       The first sentence of Paragraph 4 of the Severance Agreement shall be amended by adding the following phrase at the beginning of the sentence: “Subject to the provisions of Paragraph 7(i) hereof,”; with the remainder of the sentence remaining the same.

3.                                       Paragraph 4(a) shall be amended by striking the phrase “last day of Executive’s employment with the Company” and in its place inserting the phrase “effective date of the release described in Paragraph 7(i) hereof.”

4.                                       Paragraph 5 shall be amended by inserting immediately after the words “New York” the phrase “on a non-compounded basis.”

5.                                       Paragraph 7(b) shall be amended by inserting immediately after the words “New York” the phrase “on a non-compounded basis.”

6.                                       The title of Paragraph 7(i) shall be amended to read as follows: “Release and Covenant Not to Compete or Solicit for Payment under Paragraph 3 or 4.”

7.                                       The first sentence of Paragraph 7(i) shall be amended by adding after the phrase “Paragraph 3” the following words: “or 4.”

8.                                       The text of Paragraph 7(i) shall be amended by adding the following language to the end of the current text:

“In the event that Executive is to receive benefits under Paragraph 3, the release shall also contain a covenant obligating Executive, for a period lasting 2 years from the effective date of the release, (i) not to compete with the Company in or reasonably near all geographic areas in which Executive devoted efforts during the 2-year period immediately preceding his termination from the Company, as determined by the Company in its sole discretion, and (ii) not to solicit the employment of any employees of the Company without advance written consent of the Company, which consent may be withheld for any reason.”

9.                                       This Amendment (a) shall supersede any prior agreement between the Company and Executive relating to the subject matter of this Amendment and (b) shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and all persons lawfully claiming under Executive.

10.                                 As amended hereby, the Severance Agreement is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment, effective as of the Effective Date.

FOREST OIL CORPORATION

By:

EXECUTIVE